UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CELLECTAR BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cellectar Biosciences, Inc.
100 Campus Drive
Florham Park, New Jersey 07932

Notice of 2026 Annual Meeting of Stockholders
To Be Held on July 7, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Cellectar Biosciences, Inc. (the “Company”) will be held on Tuesday, July 7, 2026, at 10:00 A.M., local time, virtually over the internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting https://web.viewproxy.com/clrb/2026 and entering the 11-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied the proxy materials. We will hold the Annual Meeting for the following purposes:

1. To vote upon the election of two Class III directors named in this proxy statement;

2. To approve an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan by 2,000,000 shares;

3. To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

4. To hold a non-binding advisory vote to approve named executive officer compensation;

5. To approve the exercise of warrants issued by the Company to purchase up to an aggregate of 39,618,078 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market LLC (the “Warrant Exercise Proposal”);

6. To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Warrant Exercise Proposal; and

7. To transact such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on Tuesday, May 19, 2026, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please authorize proxies to cast your votes today by following the easy instructions in the Notice of Internet Availability of Proxy Materials or, if you requested a printed set of proxy materials, on the proxy card enclosed with the proxy materials.

YOUR VOTE IS IMPORTANT

You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares virtually in person.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend virtually in person.

You can find detailed information regarding voting in the section entitled “General Information” in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 7, 2026:

The Notice of the Annual Meeting, the Proxy Statement and the Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2025, are available at https://web.viewproxy.com/clrb/2026.

By order of the Board of Directors

Chad J. Kolean, Secretary
Florham Park, New Jersey
May 28, 2026

TABLE OF CONTENTS

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS	1
PROPOSAL 1 ELECTION OF DIRECTORS	7
Class III Director Nominees – Term Expiring 2029	7
Recommendation	8
Class I Directors – Term Expiring 2027	8
Class II Directors – Term Expiring 2028	9
PROPOSAL 2 APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER OUR 2021 STOCK INCENTIVE PLAN BY 2,000,000 SHARES	10
Summary of the Amended 2021 Plan	10
New Plan Benefits	13
Historical Equity Awards Table	14
Federal Income Tax Information with Respect to the Amended 2021 Plan	14
Recommendation	15
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Changes in Independent Registered Public Accounting Firm	16
Audit and Other Fees	17
Policy on Pre-Approval of Audit and Non-Audit Services	17
Recommendation	17
AUDIT COMMITTEE REPORT	18
PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION	19
Recommendation	19
PROPOSAL 5 WARRANT EXERCISE PROPOSAL	20
Recommendation	24
PROPOSAL 6 ADJOURNMENT PROPOSAL	25
Recommendation	25
EXECUTIVE OFFICERS	26
CORPORATE GOVERNANCE	27
Classified Board of Directors	27
Director Independence	27
Board Leadership Structure	27
Board Committees	28
Director Qualification Standards	29
Code of Business Conduct and Ethics	29
Insider Trading Policy	29
Prohibition on Hedging and Pledging of Company Securities	30

APPENDIX A

Amended 2021 Stock Incentive Plan

CELLECTAR BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on July 7, 2026

GENERAL INFORMATION

This proxy statement is furnished to the stockholders of Cellectar Biosciences, Inc. (the “Company”, “Cellectar”, “we”, “us”, “our”) in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on July 7, 2026 at 10:00 A.M., local time, and at any adjournment or adjournments thereof.

We will hold the Annual Meeting as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting https://web.viewproxy.com/clrb/2026 and entering the 11-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), your proxy card, or the voting instructions that accompanied these proxy materials. We believe that conducting the Annual Meeting as a virtual meeting will encourage higher levels of stockholder participation.

As permitted by the rules of the SEC, we are making this proxy statement and our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2025, available to our stockholders electronically via the Internet at https://web.viewproxy.com/clrb/2026. On or about May 28, 2026, we mailed to our stockholders a Notice containing instructions on how to access this proxy statement and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Notice. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Please note that information contained on our website does not constitute a part of, and is not incorporated by reference into, this proxy statement.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are distributing our proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at our Annual Meeting?

Stockholders will vote on six proposals at our Annual Meeting:

1.	the election of two Class III director nominees;

2.	to approve an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan by 2,000,000 shares;

3.	the ratification of the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.	to hold a non-binding advisory vote to approve named executive officer compensation;

5.	to approve the exercise of warrants issued by the Company to purchase up to an aggregate of 39,618,078 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (the “Warrant Exercise Proposal”); and

6.	to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Warrant Exercise Proposal (the “Adjournment Proposal”).

We will also consider other business, if any, that properly comes before our Annual Meeting.

What happens if other business not discussed in this proxy statement comes before the meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our Certificate of Incorporation, our by-laws, and Delaware General Corporation Law (“DGCL”), the named proxies will use their discretion in casting all of the votes that they are entitled to cast.

How does our Board recommend that stockholders vote on the proposals?

Our Board recommends that stockholders vote “FOR” the election of each director nominee named in this proxy statement, “FOR” the approval of an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan by 2,000,000 shares, “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “FOR” the approval, on a non-binding advisory basis, of named executive officer compensation, “FOR” the approval of the Warrant Exercise Proposal and “FOR” the approval of the Adjournment Proposal.

Who is entitled to vote?

The Record Date for our Annual Meeting is the close of business on May 19, 2026. As of the Record Date, there were issued, outstanding and entitled to vote 7,991,812 shares of our common stock, $0.00001 par value per share. Only stockholders of record of our common stock as of the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

What do I need for admission to our Annual Meeting?

You will be able to attend the Annual Meeting by visiting https://web.viewproxy.com/clrb/2026 and using your 11-digit control number included on your Notice, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.

The virtual meeting platform is fully supported across major web browsers and multiple device types. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page. We will endeavor to answer as many questions submitted by stockholders as time permits at the Annual Meeting. Further information regarding procedures for asking questions and rules of conduct for the meeting will be posted on the virtual meeting login page. A replay of our Annual Meeting webcast will be available at https://web.viewproxy.com/clrb/2026 and will remain there for one year.

How can I vote my shares without attending our Annual Meeting?

If you are a holder of record of shares of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on your Notice or proxy card.

If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. You should follow the instructions in the proxy materials provided to you by that organization to vote your shares or direct the organization on how to vote your shares.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

●	delivering a written notice of revocation of your proxy to the attention of the Secretary at the following address: 100 Campus Drive, Florham Park, New Jersey 07932;

●	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

●	attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee, or as otherwise instructed by such bank, broker or nominee.

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Three).

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. Broker non-vote shares will be considered present at the Annual Meeting for quorum purposes.

What constitutes a quorum?

In accordance with our by-laws, the presence at the Annual Meeting, either virtually in person or by proxy, of the holders of record of one-third (1/3) of the shares of stock entitled to vote thereat as of the Record Date shall constitute a quorum for the transaction of business at the Annual Meeting.

What vote is required to approve each matter to be considered at our Annual Meeting?

Election of Class III Directors (Proposal One). Our by-laws provide for a plurality voting standard for the election of directors in uncontested elections. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the director.

Approval of an Increase in the Number of Shares of Common Stock Available for Issuance Under our 2021 Stock Incentive Plan by 2,000,000 Shares (Proposal Two). The affirmative vote of a majority of the votes cast is required for approval of Proposal Two. An abstention or a broker non-vote will not affect the outcome of Proposal Two.

Ratification of the Appointment of Deloitte as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026 (Proposal Three). The affirmative vote of a majority of the votes cast is required for the approval of Proposal Three. An abstention on Proposal Three will not have any effect on Proposal Three. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Three.

Advisory Vote on Executive Compensation (Proposal Four). The affirmative vote of a majority of the votes cast is required for approval of Proposal Four. An abstention or a broker non-vote will not affect the outcome of Proposal Four.

The Warrant Exercise Proposal (Proposal Five). The affirmative vote of a majority of the votes cast is required for approval of Proposal Five. An abstention or a broker non-vote will not affect the outcome of Proposal Five.

The Adjournment Proposal (Proposal Six). The affirmative vote of a majority of the votes cast is required for approval of Proposal Six. An abstention or a broker non-vote will not affect the outcome of Proposal Six.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one Notice or proxy card?

If you hold your shares in more than one account, you will receive a Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or follow the voting instructions on the Notice or proxy card for each account to vote your shares. To ensure that all your shares are represented at the Annual Meeting, we recommend that you vote with regard to every Notice or proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

●	“FOR” the election of two Class III director nominees;

●	“FOR” the approval of an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan by 2,000,000 shares;

●	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2026;

●	“FOR” the approval, on a non-binding advisory basis, of named executive officer compensation;

●	“FOR” the approval of the Warrant Exercise Proposal; and

●	“FOR” the approval of the Adjournment Proposal.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, your shares:

●	may be voted in accordance with the broker’s, bank’s or other nominee’s discretion on the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Three); and

●	will not be voted in connection with the election of two Class III director nominees named in this proxy statement (Proposal One), the approval of an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan by 2,000,000 shares (Proposal Two), the approval, on a non-binding advisory basis, of named executive officer compensation (Proposal Four), the approval of the Warrant Exercise Proposal (Proposal Five), the approval of the Adjournment Proposal (Proposal Six) or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results of the proposals to be presented at the Annual Meeting.

Our Board of Directors knows of no matter to be presented at the Annual Meeting other than as described above. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the costs?

This proxy solicitation is being made on behalf of the Board. The Company has engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements (not to exceed $5,000 without our written approval) which are not expected to exceed $69,570 in total. We will pay all of the costs of this proxy solicitation. We will also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Will a stockholder list be available for inspection?

In accordance with the DGCL, a list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 100 Campus Drive, Florham Park, New Jersey 07932.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions toll free at 1-866-540-7095 or via mail at the Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. Stockholders can also contact Investor Relations, Cellectar Biosciences, Inc., 100 Campus Drive, Florham Park, New Jersey 07932, by telephone at (608) 441-8120 or by e-mail to investors@cellectar.com in this manner to indicate that they wish to receive separate sets of proxy materials, or to request that we send only a single set of materials, as applicable. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

When are stockholder proposals or director nominations due for next year’s Annual Meeting?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Certificate of Incorporation, our by-laws, and the rules established by the SEC.

Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2027 annual meeting of stockholders, we must receive the proposal at our executive offices at 100 Campus Drive, Florham Park, New Jersey 07932, no later than January 28, 2027.

Pursuant to our by-laws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than March 9, 2027, and not later than April 8, 2027 and must otherwise comply with the requirements set forth in our by-laws. Any proposal or nomination should be addressed to the attention of the Secretary, and we suggest that it be sent by certified mail, return receipt requested or through another mailing service that provides tracking information and proof of receipt.

In addition to satisfying the requirements of our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 10, 2027.

Who can I contact for further information?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact the Company’s Secretary at 100 Campus Drive, Florham Park, New Jersey 07932 or by telephone at (608) 441-8120.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors divided into three classes: Class I, Class II and Class III. Each director serves a term of three years and until his or her successor is duly elected and qualified. This year, the terms of the Class III directors are expiring.

Our Board of Directors has nominated Andrew Gu and Douglas J. Swirsky to serve as Class III directors for a three-year term, until the 2029 Annual Meeting of Stockholders. Stefan D. Loren has chosen not to stand for reelection and will retire from the Board of Directors as of the Annual Meeting, at which time our Board of Directors will consist of six directors.

If a nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election and our Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. Our nominees have consented to being named in this proxy statement and have agreed to serve if reelected, and our Board of Directors has no reason to believe that the nominees will be unable to serve.

Our directors as of the date hereof are as follows:

Name	Class	Age	Director Since	Board Committee
James V. Caruso(1)	II	67	2015	‒
Douglas J. Swirsky(2)	III	56	2017	Compensation, Nominating and Corporate Governance
Asher Chanan-Khan, M.B.B.S., M.D.	I	57	2021	Audit
Frederick W. Driscoll	II	75	2017	Compensation, Audit (Chair)
Andrew Gu	III	26	2026	Audit
Stefan D. Loren, Ph.D.	III	62	2015	Nominating and Corporate Governance (Chair), Audit
John Neis	I	70	2008	Compensation (Chair), Nominating and Corporate Governance

(1)	President and Chief Executive Officer
(2)	Chairman of the Board

The following biographical descriptions set forth certain information with respect to the nominees for election as Class III directors as well as the continuing directors who are not up for election at the Annual Meeting.

Class III Director Nominees – Term Expiring 2029

Andrew Gu. Mr. Gu has served as a director of the Company since May 2026. Mr. Gu is currently an analyst at Nantahala Capital Management, LLC, a Connecticut-based hedge fund, where he focuses on investments in the biotechnology sector, a position he has held since June 2021. Mr. Gu holds a Bachelor of Science degree in Economics (with a Finance concentration) and a Bachelor of Arts degree in Neuroscience from the University of Pennsylvania, where he graduated from the Roy and Diana Vagelos Life Sciences and Management Program in 2021. He was also a recipient of the Robert L. Benz and Marie Uberti-Benz Family Prize in Life Sciences and Management. In reaching its conclusion that Mr. Gu should serve as a director, the Board considered, among other things, Mr. Gu’s experience evaluating biotechnology investments, his finance and life sciences educational background, and the perspective he is expected to bring as an analyst at an institutional investor in the Company. The Board believes that these qualifications enable Mr. Gu to provide useful insight regarding the biotechnology capital markets and investor perspectives relevant to the Company’s business and capital structure.

Douglas J. Swirsky. Mr. Swirsky has served as a director of the Company since April 2017 and as Chairman of the Board since August 2017. From March 2023 through March 2026, Mr. Swirsky served as Chief Financial Officer of MaxCyte, Inc., a publicly traded life sciences company, and currently serves as a Senior Advisor to the CEO. Prior to joining MaxCyte, Mr. Swirsky served as Chief Financial Officer and Treasurer of AavantiBio, Inc., a privately held biotechnology company from February 2021 to December 2022, and previously served as AavantiBio’s Interim President and a director from May 2020 to October 2020. Prior to AavantiBio, Mr. Swirsky served as President, Chief Executive Officer and a director of Rexahn Pharmaceuticals, a clinical-stage biopharmaceutical company from November 2018 to November 2020, having previously served as Rexahn’s President and Chief Financial Officer from January 2018 until his appointment as CEO. Prior to Rexahn, Mr. Swirsky served as President and Chief Executive Officer of GenVec, Inc., a clinical-stage biopharmaceutical company, from 2013 to June 2017. From 2006 until his appointment as CEO in 2013, Mr. Swirsky served as Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of GenVec. Mr. Swirsky previously held investment banking positions at Stifel, UBS, PaineWebber, Morgan Stanley, and Legg Mason. His experience also includes positions in public accounting and consulting. Mr. Swirsky received his undergraduate degree in business administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Swirsky is a CFA® charterholder and is licensed as a Certified Public Accountant in the state of Maryland. Within the past five years, Mr. Swirsky has also served on the board of NeuroBo Pharmaceuticals, Inc. Mr. Swirsky has also completed the National Association of Corporate Directors (“NACD”) Directorship Certification® program and holds the CERT Certificate in Cybersecurity Oversight, issued by Carnegie Mellon University’s Software Engineering Institute in collaboration with the NACD. Mr. Swirsky’s distinguished career in financial services and corporate management, including his investment banking experience and his experience serving as a principal executive officer and principal financial officer, makes him a highly qualified member of our Board of Directors.

Recommendation

Our Board of Directors recommends that you vote FOR the election of Mr. Gu and Mr. Swirsky.

Continuing Directors

Class I Directors – Term Expiring 2027

Asher Chanan-Khan, M.B.B.S., M.D. Dr. Chanan-Khan has served as a director of the Company since June 2021. Dr. Chanan-Khan currently serves as Professor of Medicine & Oncology at the Mayo Clinic School of Medicine, a position he has held since November 2011. He served as Chair, Department of Hematology & Oncology at the Mayo Clinic, Florida from October 2011 to January 2018. Prior to joining Mayo Clinic, Dr. Chanan-Khan spent over a decade as an attending physician at the Roswell Park Comprehensive Cancer Center. He was a tenured member of the Faculty of Medicine at the State University of New York (SUNY) Buffalo. Dr. Chanan-Khan received his Bachelor of Medicine and Bachelor of Surgery from the Allama Iqbal Medical College of Punjab University in Lahore, Pakistan. He then completed an internship and residency in Internal Medicine from the College of Physicians & Surgeons at Columbia University in New York followed by fellowships in Hematology and Medical Oncology at New York University. In addition, he also completed a fellowship in translational research from Dr. Takeshita’s laboratory at NYU. Dr. Chanan-Khan’s extensive experience in oncology and hematology makes him a highly qualified member of our Board of Directors.

John Neis. Mr. Neis has served as a director of the Company since April 2011 and served as a director of our predecessor company since 2008. Mr. Neis is a Managing Director of Venture Investors LLC, a healthcare-focused venture capital firm, a position he has held since 2021. He led the firm and headed the firm’s Health Care practice from 2000 to 2021. He serves on the Board of Directors of privately held Delphinus Medical Technologies, Inc. and Health Scholars, Inc. He also serves on the Board of Directors of the National Venture Capital Association and the Wisconsin Technology Council, the science and technology advisor to Wisconsin’s Governor and Legislature. He serves on the Board of Trustees at the Morgridge Institute for Research. He also serves on the Weinert Applied Ventures Program Advisory Board in the School of Business and chairs the Tandem Press Advisory Board in the School of Education at the University of Wisconsin – Madison. He holds a B.S. in finance from the University of Utah, and received a M.S. in Marketing and Finance from the University of Wisconsin – Madison. He is a Chartered Financial Analyst. Mr. Neis’ extensive experience leading emerging companies and his financial experience makes him a highly qualified member of our Board of Directors.

Class II Directors – Term Expiring 2028

James V. Caruso. Mr. Caruso has served as President, Chief Executive Officer and a director of the Company since June 2015. Mr. Caruso came to Cellectar from Hip Innovation Technology, a medical device company where he was a founder and served as Executive Vice President and Chief Operating Officer from August 2010 to June 2015, and he currently serves on its board. Prior to his time at Hip Innovation Technology, he was Executive Vice President and Chief Commercial Officer of Allos Therapeutics, Inc., an oncology company acquired by Spectrum Pharmaceuticals, from June 2006 to August 2010. He was also Senior Vice President, Sales and Marketing, from June 2002 to May 2005, at Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation. In addition, Mr. Caruso has held key positions at several well-known pharmaceutical companies, including Novartis, where he was Vice President of Neuroscience Specialty Sales, BASF Pharmaceuticals-Knoll, where he was Vice President, Sales, and Bristol-Myers Squibb Company in several senior roles. Mr. Caruso earned a Bachelor of Science degree in Finance from the University of Nevada. Mr. Caruso’s extensive experience in the biotechnology industry and his recent experience as our Chief Executive Officer makes him a highly qualified member of our Board of Directors.

Frederick W. Driscoll. Mr. Driscoll has served as a director of the Company since April 2017. Mr. Driscoll previously served as Interim CFO at Invivyd, Inc., a biopharmaceutical company developing antibody therapies for infectious diseases, a position he held from October 2022 to September 2023. Mr. Driscoll served as CFO of Renovacor, a former biotechnology company that focused on developing gene therapies for genetic heart disease, from March to June in 2022, while the company was in the process of being sold to Rocket Pharmaceuticals. Mr. Driscoll served as Chief Financial Officer at Flexion Therapeutics, a biopharmaceutical company, from 2013 to 2017, spearheading an initial public offering in 2014. Prior to joining Flexion, he was Chief Financial Officer at Novavax, Inc., a publicly traded biopharmaceutical company, from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as Chief Executive Officer of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company later acquired by GlaxoSmithKline. He previously served as Genelabs’ Chief Financial Officer from 2007 to 2008. From 2000 to 2006, Mr. Driscoll served as Chief Executive Officer at OXiGENE, Inc., a biopharmaceutical company. Mr. Driscoll has also served as Chairman of the Board and Audit Committee Chair at OXiGENE and as a member of the Audit Committee for Cynapsus, a specialty central nervous system pharmaceutical company which was sold to Sunovion Pharmaceuticals in 2016. Mr. Driscoll earned a Bachelor’s degree in accounting and finance from Bentley University. Mr. Driscoll is a member of the board of directors of Cue Biopharma and Lite Strategy and was a member of the board of directors of ImmunityBio, Inc. until March 2021. Mr. Driscoll’s significant corporate management and board experience at multiple biotechnology companies as well as his strong financial background makes him a highly qualified member of our Board of Directors.

PROPOSAL 2
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER OUR 2021 STOCK INCENTIVE PLAN BY 2,000,000 SHARES

Our Board has adopted and is seeking stockholder approval of an amendment to our 2021 Plan to increase the number of shares of common stock that are available to be issued under the 2021 Plan by 2,000,000 shares (subject to adjustment for stock splits, stock dividends and similar events). No additional changes to the 2021 Plan are proposed. There were 100,651 shares of common stock available for future grants or awards as of May 15, 2026.

Our Board recommends approval of the increase in shares of common stock available under the 2021 Plan in order to enable us to continue to provide equity compensation to attract, retain and motivate current and prospective directors, officers, employees and consultants. Our Board believes that stock options and other forms of equity compensation promote growth and provide a meaningful incentive to directors and employees of successful companies.

As a clinical-stage biopharmaceutical company, we rely heavily upon stock incentive compensation to attract and retain key employees and other key service providers and has limited financial resources to utilize cash compensation as an alternative means to attract and retain such individuals. As of the Record Date, there were 7,991,812 shares of our common stock outstanding. Our current dilution (which is the number of shares available for grant under our equity compensation plans plus the number of shares subject to unexercised or unvested outstanding equity awards as of May 15, 2026, divided by the total number of shares of our common stock outstanding) is approximately 3.9%. If the proposed amendment to the 2021 Plan is approved, the potential dilution from authorized issuances for stock-based awards will increase to approximately 16.4%.

The following is a summary of the material terms of our 2021 Plan (as proposed to be amended, the “Amended 2021 Plan”). The summary is qualified in its entirety by reference to the complete text of the Amended 2021 Plan. Stockholders are urged to read the actual text of the 2021 Plan and the proposed plan amendment, which are set forth as Appendix A to this proxy statement.

Summary of the Amended 2021 Plan

The Amended 2021 Plan terminates on the tenth anniversary of its effective date of March 4, 2021, unless it is earlier terminated by our Board.

The Amended 2021 Plan authorizes:

●	the grant of stock options to purchase shares of common stock intended to qualify as incentive stock options (“incentive options”);

●	the grant of stock options not intended to qualify as incentive options or which otherwise do not satisfy the requirements to be incentive options (“non-statutory options”);

●	the grant of restricted and unrestricted shares of common stock;

●	the grant of rights to receive shares of common stock, cash payments or a combination of shares and cash based on, or measured by, appreciation in the market price of common stock (“stock appreciation rights”);

●	the grant of units representing the right to receive, upon vesting, shares of common stock (“restricted stock units”); and

●	the grant of awards entitling the recipient to acquire shares of common stock or cash upon attainment of specified performance goals (“performance shares”).

The Amended 2021 Plan is administered by the Compensation Committee of our Board (the “Compensation Committee”) consisting of not less than two (2) persons each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee selects the individuals to whom awards are granted and determines the terms of each award, subject to the provisions of the Amended 2021 Plan. The Compensation Committee has the power and authority to grant and modify awards consistent with the terms of the Amended 2021 Plan, including the power and authority to accelerate the exercisability or vesting of all or any portion of an award. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to unvested shares of common stock subject to any outstanding awards.

Awards other than incentive options may be granted under the Amended 2021 Plan to officers, directors, employees, consultants and advisers who render services to us and our subsidiaries. Incentive options may be granted under the Amended 2021 Plan to employees (including officers and directors who are employees) of us or one of our subsidiaries. As of the Record Date, five non-employee directors, three executive officers and eight non-officer employees were eligible to participate in the Amended 2021 Plan, if selected by the Compensation Committee for participation.

Shares Issuable Under the Amended 2021 Plan. The maximum number of shares of common stock which may be issued in respect of awards granted under the plan, subject to adjustment upon changes in capitalization as described below, is 312,818 shares of common stock (which will be increased to 2,312,818 shares of common stock if our stockholders approve this proposal), plus an additional number of shares of common stock that were available for awards under the Company’s Amended and Restated 2015 Stock Incentive Plan and Amended and Restated 2006 Stock Incentive Plan (the “Prior Plans”) at the time of the 2021 Plan first became effective. For purposes of this limitation, the shares of common stock underlying any awards, or awards under the Prior Plans, as applicable, which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than (i) shares of common stock tendered as payment for a stock option exercise; (ii) shares of common stock withheld to cover taxes; (iii) shares of common stock added back that have been repurchased by the Company using stock option proceeds; and (iv) stock-settled awards where only the actual shares delivered count against the plan) shall be added back to the shares of common stock with respect to which awards may be granted under the Amended 2021 Plan. Shares of common stock issued under the Amended 2021 Plan may be authorized but unissued shares or shares reacquired by the Company. As of the Record Date, the closing stock price of a share of common stock as reported on Nasdaq was $3.06.

Incentive Options and Non-Statutory Options. Stock options represent the right to purchase shares of our common stock. The exercise price of all stock options granted under the Amended 2021 Plan must be at least equal to the fair market value of the common stock on the date of grant (110% in the case of an incentive option granted to an optionee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary or parent corporation). The Compensation Committee determines when options become vested and exercisable.

Stock options may not be exercisable more than ten years from the date of grant (five years in the case of an incentive option held by an optionee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary or parent corporation). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options, which first become exercisable by an employee or officer in any calendar year, may not exceed $100,000.

Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee’s lifetime, only by the optionee. The Compensation Committee in its discretion may determine the conditions with respect to any transfer or termination of any stock options granted under the Amended 2021 Plan. In the absence of a specific period of time set forth in the applicable award agreement, following a termination of employment, stock options generally will remain exercisable (to the extent vested as of the termination date) until:

●	90 days following retirement or termination by us without cause;

●	30 days following voluntary termination by the optionee;

●	90 days following the permanent disability of the optionee; and

●	180 days following the death of the optionee.

Provided however that in no event will any stock option be exercisable after the expiration of the term of such stock option, and provided further that in the event that the optionee’s employment with us or one of our subsidiaries is terminated for cause, any stock option held by such optionee will immediately terminate and be of no further force and effect.

Payment of the exercise price may be made by one or more of the following methods:

●	with cash, certified or bank check or other instrument acceptable to the Compensation Committee;

●	if provided for in the option agreement, with shares of common stock that are not subject to restrictions having a fair market value equal to the option price for such shares;

●	if provided for in the option agreement, an exercise notice with irrevocable instructions to a broker to promptly deliver cash or a check payable to us to pay the purchase price; or

●	if provided for in the option agreement, reduction of the number of shares of common stock otherwise issuable to the optionee upon the exercise of the stock option by a number of shares of common stock having a fair market value equal to the aggregate exercise price.

Restricted and Unrestricted Stock Awards. Restricted stock awards entitle the recipient to the right to acquire, for such purchase price, if any, as may be determined by the Compensation Committee, shares of common stock that are subject to restrictions on transferability and such other restrictions and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee determines the restrictions and conditions, including continued employment and/or achievement of pre-established performance goals and objectives. In the event of a termination of employment by us or our subsidiaries for any reason, any shares of restricted stock which are not then vested will be automatically forfeited to us. Upon satisfaction of the applicable restrictions and conditions, the shares of common stock subject to a restricted stock award become transferable and our right of forfeiture will lapse. Unrestricted stock awards entitle the recipient to shares of common stock free of any restrictions under the Amended 2021 Plan, as a purchase price (if any) determined by the Compensation Committee.

Stock Appreciation Rights. Stock appreciation rights entitle the holder to the right to receive the appreciation of the fair market value of a specified number of shares of common stock over the exercise price of the stock appreciation rights, subject to the satisfaction of such restrictions and conditions as the Compensation Committee may determine. The exercise price of all stock appreciation rights granted under the Amended 2021 Plan must be at least equal to the fair market value of the common stock on the date of grant. In the applicable award agreement, the Compensation Committee may determine whether the amount of such appreciation will be settled in stock, cash or a combination of both.

Restricted Stock Units. Restricted stock unit awards entitle the holder to the right to receive shares of common stock (or equivalent cash, at the Compensation Committee’s discretion), subject to the satisfaction of such restrictions and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee determines the restrictions and conditions applicable to any restricted stock units. Except to the extent that the Compensation Committee provides otherwise, a recipient’s right in restricted stock units that have not vested will automatically terminate immediately following the recipient’s termination of employment (or cessation of service relationship) with us and our subsidiaries.

Performance Share Awards and Other Performance-Based Awards. Performance share awards entitle the holder the right to receive shares of common stock (or equivalent cash, at the Compensation Committee’s discretion) upon the attainment of specified performance goals, subject to the satisfaction of such other restrictions and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee determines the performance goals, the periods during which the performance is measured and all other restrictions and conditions.

Amendment or Termination of the Amended 2021 Plan. Our Board may amend or terminate the Amended 2021 Plan at any time and from time to time, and the Compensation Committee may amend or cancel outstanding awards for changes in the law or other lawful purpose, provided that (i) such changes may not adversely affect the rights under outstanding awards without the consent of the holder and (ii) neither the Board nor the Compensation Committee will have the power or authority to decrease the exercise price of any outstanding stock option or stock appreciation right, other than in connection with certain corporate events impacting the Company’s capital stock. No award granted under the Amended 2021 Plan while the plan is in effect will be adversely altered or impaired by the termination of the plan without the consent of the holder.

Adjustments. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of common stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of common stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Compensation Committee will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Amended 2021 Plan, (ii) the number of shares of common stock that may be granted to any individual recipient, (iii) the maximum number of shares that may be granted under a performance-based award, (iv) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2021 Plan, (v) the repurchase price per share subject to each outstanding restricted stock award, and (vi) the exercise price for each share of common stock subject to any then outstanding stock options and stock appreciation rights under the Amended 2021 Plan. The adjustment by the Compensation Committee will be final, binding and conclusive.

Change of Control. Upon the occurrence of a “Change of Control” under the Amended 2021 Plan, the Compensation Committee may, in its discretion, take one or more of the following actions: (i) provide for the acceleration of exercisability or payment of an award; (ii) provide for termination of awards not exercised prior to the Change of Control; (iii) provide for the cancellation of an award in exchange for payment to the award holder of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the award had the award been exercised or paid upon the change in control; (iv) adjust the terms of the award in a manner determined by the Compensation Committee to reflect the Change of Control; (v) cause the award to be assumed or substituted by another entity; or (vi) make such other provision as the Compensation Committee deems equitable to the holders of the awards and in the best interests of the Company.

Under the Amended 2021 Plan, “Change of Control” is defined to mean, generally, (i) with respect to an award that is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the occurrence of any event which constitutes a change of control under Section 409A of the Code and the regulations thereunder, and (ii) with respect to any other award, (A) certain acquisitions of more than 50% of the combined voting power of the Company’s then outstanding voting securities, (B) certain changes in the majority composition of the Board, (C) the consummation of certain mergers, consolidations, or similar corporate transactions involving the Company, (D) a complete liquidation or dissolution of the Company, or (E) a sale or other disposition of all or substantially all of the Company’s assets (other than a transfer to a subsidiary).

New Plan Benefits

The number of awards that will be granted under the 2021 Plan (as amended by the plan amendment) is not currently determinable. Information regarding awards granted in 2025 under the 2021 Plan to the Named Executive Officers is provided in the “2025 Summary Compensation Table.” Information regarding awards granted in 2025 under the 2021 Plan to non-employee directors is provided in the “2025 Director Compensation” table.

Historical Equity Awards Table

The following table shows the number of awards made under the 2021 Plan to named executive officers, current executive officers as a group, current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, in each case since the inception of the 2021 Plan:

Name and Position	Number of Stock Options	Number of RSUs
James V. Caruso, President, Chief Executive Officer and Director	87,463	1,353
Chad J. Kolean, Vice President, Secretary and Chief Financial Officer	26,764	1,418
Jarrod Longcor, Chief Operating Officer	46,015	1,430
All current executive officers, as a group (3 persons)	160,242	4,201
All current directors who are not executive officers, as a group (5 persons)	29,442	–
All employees, including all current officers who are not executive officers, as a group (8 persons)	18,534	–
Each associate of any executive officers, current directors or director nominees	–	–
Each other person who received or is to receive 5% of awards	–	–

Federal Income Tax Information with Respect to the Amended 2021 Plan

The following summarizes certain U.S. federal income tax considerations generally applicable to awards granted under the Amended 2021 Plan. This summary does not purport to be complete and is based on current provisions of the U.S. federal tax laws and regulations, all of which are subject to change (possibly with retroactive effect) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Non-Statutory Options. The grantee of a non-statutory option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-statutory option, the excess of the fair market value of the underlying shares of common stock on the exercise date over the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares (which will be long-term capital gain if the shares are held for more than one year). Subject to certain limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-statutory option.

Incentive Options. The grantee of an incentive option recognizes no income for federal income tax purposes on the grant thereof or upon exercise of an incentive option, but the excess of the fair market value of the underlying shares at the time of exercise over the option exercise price will constitute an item of tax preference for purposes of the alternative minimum tax. If no disposition of shares acquired upon exercise of the option is made by the option holder within the later of (i) two years from the date of the grant of the option and (ii) one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such period, the difference between the lesser of the value of the shares at the date of exercise or the amount realized upon such sale and the exercise price of the incentive option is treated as compensation to the employee and is taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

In connection with the sale of the shares covered by incentive options, we are allowed a deduction for federal tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an incentive option within the later of two years of the date of the option grant or one year after the exercise of the option), subject to certain limitations on the deductibility of compensation paid to executives.

Restricted Stock Awards. The grantee of a restricted stock award (i.e., stock subject to a substantial risk of forfeiture) recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, the grantee otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the grantee held the shares for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture).

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Code, within 30 days of the date such award is granted, to include in gross income as ordinary income for the year of grant, the fair market value of the common stock on the date of grant less the amount, if any, the grantee paid for such stock. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the disposition is more than one year after the date of grant). Grantees of restricted stock awards are advised to consult their own tax advisors with regard to elections pursuant to Section 83(b) of the Code.

Unrestricted Stock Awards. Upon receipt of common stock pursuant to an unrestricted stock award, the grantee will recognize as ordinary income the difference between the fair market value of the common stock on the date of receipt less the amount, if any, the grantee paid for such stock. The grantee’s basis in such shares will be equal to the fair market value of the shares on the date of receipt, and this basis will be used in determining any capital gain or loss upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a restricted or unrestricted stock award as ordinary income for the year in which such income is recognized.

Stock Appreciation Rights. The grantee of a stock appreciation right recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a stock appreciation right, the grantee will recognize as ordinary income the excess of the fair market value of the common stock delivered to the grantee (and the amount of cash, if any, paid to the grantee) in connection with such exercise.

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a stock appreciation right as ordinary income for the year in which the stock appreciation right is exercised.

Restricted Stock Units. The grantee of a restricted stock unit recognizes no income for federal income tax purposes on the grant thereof. When the cash or shares (as applicable) are transferred (upon vesting of the award), the grantee will recognize as ordinary income the value of shares or cash transferred. If shares are received, the grantee’s basis in such shares will be equal to the fair market value of the shares upon receipt, and this basis will be used in determining any gain or loss upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).

Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a restricted stock unit as ordinary income for the year in which such income is recognized.

Performance Share Awards. The federal income tax laws applicable to performance share awards are the same as those applicable to restricted stock units, described above.

Withholding. Subject to certain limitations, we are required to withhold taxes from amounts taxable to our employees as compensation.

Recommendation

Shares available under the 2021 Plan will not be increased unless the amendment is approved by stockholders. If the amendment to the 2021 Plan is not approved by stockholders, the 2021 Plan will remain in effect in its current form, with the remaining pool of shares, and we may not have sufficient shares available to meet our needs for the next year.

Our Board of Directors recommends that you vote FOR the approval of the increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan by 2,000,000 shares.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 concerns the ratification of the appointment by our Audit Committee of Deloitte to be our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Under the rules of the SEC and Nasdaq, the appointment of our independent registered public accounting firm is the direct responsibility of our Audit Committee. Although ratification by our stockholders of this appointment is not required by law, our Board of Directors believes that seeking stockholder ratification is a good practice, which provides stockholders an avenue to express their views on this important matter. If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and our stockholders.

Our Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board of Directors recommends that stockholders vote to ratify this appointment. We expect that representatives of Deloitte will attend the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

On July 15, 2024, our Audit Committee engaged Deloitte as the Company’s independent registered public accounting firm, upon the completion of a comprehensive selection process. The Company’s prior auditor, Baker Tilly US, LLP (“Baker Tilly”), was dismissed on July 8, 2024, as reported in the Company’s Form 8-K dated July 11, 2024.

Baker Tilly’s reports on the Company’s consolidated financial statements, which were included in the Company’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2023, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph in respect to uncertainty, raising substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2023, and the subsequent interim period through July 8, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference thereto in Baker Tilly’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except with respect to the material weaknesses described in the Company’s Current Report on Form 8-K filed on July 11, 2024.

The Company provided Baker Tilly with a copy of the foregoing disclosures as included in our Current Report on Form 8-K dated July 11, 2024, and requested that Baker Tilly furnish a letter addressed to the SEC stating whether it agrees with the foregoing disclosures. A copy of Baker Tilly’s letter, dated July 11, 2024, is filed as Exhibit 16.1 to that Current Report on Form 8-K.

During the fiscal year ended December 31, 2023, and the subsequent interim period through July 8, 2024, neither the Company nor anyone on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On August 28, 2024, the Audit Committee of the Board engaged Deloitte to re-audit the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022. Management had determined that the accounting for certain warrants and preferred stock issued by the Company was incorrect, necessitating an in-depth review. Management’s review identified material misstatements related to the accounting treatment for the warrants in question and previously issued preferred stock, and certain expenses previously classified as research and development should have been classified as general and administrative, necessitating a restatement of the previously issued financial statements for the same periods. On October 29, 2024, the Company filed an Amendment to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 to amend and restate the financial statements in such report and filed an amended Annual Report on Form 10-K/A that provided restated audited financial statements for the years ended December 31, 2023 and 2022.

Audit and Other Fees Paid to Deloitte & Touche, LLP

Deloitte & Touche LLP (“Deloitte”) was appointed by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024. The following table shows fees for professional audit services, audit-related fees, tax fees and other services rendered by Deloitte, including its affiliates, for the audit of our annual financial statements for the fiscal years ended December 31, 2025 and December 31, 2024 and for other services provided during the year:

Fee Category	Fiscal 2025	Fiscal 2024
Audit fees	$878,391	$1,883,941
Audit-related fees		–
Tax fees		–
All other fees		–
Total fees	$878,391	$1,883,941

Audit Fees. Audit fees were for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements and the preparation of statutory and regulatory filings. The audit fees for the fiscal year ended December 31, 2024, are inclusive of fees related to the restatement of the Company’s annual financial statements for the fiscal years ended December 31, 2023, and December 31, 2022.

Audit-Related Fees. Audit-related fees include fees for assurance and related services by the principal accountant that are reasonably related to the performance of audit and reviews but that are not included under “Audit Fees” above.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and planning and mergers and acquisitions.

All Other Fees. All other fees include assistance with miscellaneous reporting requirements and interpretation of technical issues.

Our Audit Committee has determined that the services Deloitte performed for us during fiscal 2025 and fiscal 2024 were at all times compatible with its independence.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Audit Committee approves each engagement for audit and non-audit services before we engage our independent auditor to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our independent auditor to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by Deloitte for the fiscal years ended December 31, 2025 and December 31, 2024 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Recommendation

Our Board of Directors and the Audit Committee recommend that you vote FOR ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2026.

AUDIT COMMITTEE REPORT

The Board appointed the Audit Committee to review the Company’s financial statements and financial reporting procedures, the adequacy and effectiveness of its accounting and financial controls and the independence and performance of its independent registered public accounting firm. The Audit Committee also selects our independent registered public accounting firm. The Audit Committee selected Deloitte as the Company’s independent registered public accounting firm based on the consideration of criteria including: firm strength, team background/strength, independence, quality of service, audit approach including integration with specialists, and communication, among others.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and affirming their independence on an annual basis. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by the Company’s management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we have:

●	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2025, with management and Deloitte;

●	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

●	received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board; and

●	discussed the independence of Deloitte with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2025, for filing with the SEC. The Audit Committee also appointed Deloitte as our independent registered public accounting firm for fiscal year ending December 31, 2026.

Submitted by the Audit Committee of our Board of Directors,

Frederick W. Driscoll, Chairman
Asher Chanan-Khan, M.B.B.S., M.D.

Stefan D. Loren, Ph.D.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement. We refer to this non-binding advisory vote as the “say on pay” vote. Although this vote is not binding on us, we value the opinion of our stockholders and will carefully consider the outcome of the vote as we make future decisions on executive compensation. In accordance with the preference expressed by our stockholders at the 2021 annual meeting, we intend to hold an advisory vote on executive compensation every year.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Cellectar Biosciences, Inc. approve, on a non-binding advisory basis, the compensation paid to its named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders.”

Recommendation

Our Board of Directors recommends that you vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PROPOSAL 5
WARRANT EXERCISE PROPOSAL

APPROVAL OF THE EXERCISE OF WARRANTS ISSUED BY THE COMPANY TO PURCHASE

UP TO AN AGGREGATE OF 39,618,078 SHARES OF COMMON STOCK

UNDER APPLICABLE RULES AND REGULATIONS OF NASDAQ

We are seeking stockholder approval for the exercise of warrants issued by the Company to purchase up to an aggregate of 39,618,078 shares of common stock under applicable rules and regulations of Nasdaq.

On May 4, 2026 the Company entered into a securities purchase agreement (the “Investor Purchase Agreement”) with certain institutional investors (the “Investors”) and an additional securities purchase agreement (the “Management Purchase Agreement” and, together with the Investor Purchase Agreement, the “Purchase Agreements”) with certain members of the Company’s executive management team, for the issuance and sale, in a private placement (the “Private Placement”), of an aggregate of: (i) 2,116,887 shares of common stock (the “Placement Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 9,471,086 shares of common stock, (iii) Series A Warrants to purchase up to 13,206,026 shares of common stock at an exercise price of $2.65 (or $2.88, in the case of warrants purchased under the Management Purchase Agreement) per share (the “Series A Warrants”), (iv) Series B Warrants to purchase up to 13,206,026 shares of common stock at an exercise price of $2.65 (or $2.88, in the case of warrants purchased under the Management Purchase Agreement) per share (the “Series B Warrants”), and (v) Series C Warrants to purchase up to 13,206,026 shares of common stock at an exercise price of $2.65 (or $2.88, in the case of warrants purchased under the Management Purchase Agreement) per share (the “Series C Warrants” and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”).

The shares of common stock issuable upon the exercise of the Warrants are collectively referred to as the “Warrant Shares.” The Warrants will become exercisable on the effective date of the stockholder approval for the issuance of the Warrant Shares (the “Stockholder Approval Date”). The Series A Warrants have a term of exercise equal to one year from the Stockholder Approval Date. The Series B Warrants have a term of exercise equal to two years from the Stockholder Approval Date. The Series C Warrants have a term of exercise equal to five years from the Stockholder Approval Date.

A holder of the Series A Warrants, Series B Warrants and/or Series C Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, we agreed with the Investors to prepare and file a registration statement with the SEC registering the resale of the shares of common stock underlying the Warrants no later than 15 days after the date of the Purchase Agreements and to use best efforts to cause such registration statement to become effective within 60 days following the date of the Purchase Agreements (or, if earlier, within five trading days following such time as the SEC informs the Company that such registration statement will not be reviewed or is no longer subject to further review and comments).

Concurrently with the Private Placement, we also issued and sold 1,618,053 shares of our common stock (the “RDO Shares”) to certain institutional investors in a registered direct offering (the “RDO”).

The Company entered into a placement agency agreement with the Placement Agent, May 4, 2026, pursuant to which Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) agreed to act as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Private Placement and the RDO. The Company paid the Placement Agent an aggregate cash fee equal to 8.0% of the gross proceeds of the Private Placement and the RDO. The Company also reimbursed the Placement Agent for certain expenses in the amount of $110,000. Additionally, the Company issued to the Placement Agent and its designees as compensation, placement agent warrants (the “Placement Agent Warrants”) to purchase up to 792,362 shares of common stock, which is equal to 6.0% of the aggregate number of Placement Shares, RDO Shares, and shares of common stock issuable upon the exercise of the Pre-Funded Warrants included in the Private Placement. The Placement Agent Warrants have substantially the same terms as the Series A Warrants and Series B Warrants described above, except that the Placement Agent Warrants have an exercise price of $4.1075 per share (representing 155% of the combined purchase price per Share and accompanying Warrants), are immediately exercisable, and expire on May 5, 2031. The Company has also agreed to pay the Placement Agent a cash fee equal to 4.0% of the gross proceeds received by the Company from the cash exercise of any Warrants.

In connection with the Investor Purchase Agreement, on May 4, 2026, the Company entered into a letter agreement (the “Board Designation Side Letter”) with Nantahala Capital Management, LLC (“Nantahala”) pursuant to which the Company will, subject to approval by the Board of Directors of the Company (which approval shall not be unreasonably withheld, conditioned or delayed), appoint one individual selected by Nantahala (the “Board Designee”) to the Company’s Board of Directors. The Board Designee must be selected by Nantahala no later than June 5, 2026. The Board Designee must at the time of nomination qualify as “independent” pursuant to applicable SEC and Trading Market (as defined in the Investor Purchase Agreement) rules and be eligible under the Delaware General Corporation Law and the rules and policies of any Trading Market to serve as a director of the Company. The Board Designee must at all times satisfy all applicable requirements regarding service as a director of the Company under applicable law and SEC and Trading Market rule. On May 15, 2026, Nantahala provided notice to the Company that the Board Designee would be Andrew Gu.

The Placement Shares, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants and the shares of common stock issuable upon exercise thereof were offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Reasons for the Private Placement

As of December 31, 2025, the Company’s cash and cash equivalents were approximately $13.2 million. As a result, in April 2026, the Company’s Board of Directors determined that it was necessary to raise additional funds for general corporate purposes and to advance its PDC programs.

We believe that the Private Placement, which yielded gross proceeds of approximately $30.7 million, was in the best interests of the Company in light of the Company’s cash and funding requirements at the time. In addition, our ability to require exercise of the Warrants upon achievement of the Milestones provides the Company with an additional source of funding for further advancement of its PDC program and for other working capital uses. At the time of the Offering, the Company’s Board of Directors considered numerous other alternatives to the transaction, none of which, in the opinion of the Company’s Board of Directors, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Offering.

Description of the Warrants

Pursuant to Nasdaq Listing Rule 5635(d) (“Rule 5635(d)”), the Warrants will not be exercisable until the Company’s stockholders approve (the “Private Placement Stockholder Approval”) the issuance of the shares of common stock issuable upon exercise of the Warrants. The Purchase Agreements provided that we would be required to hold an annual or special meeting of stockholders on or prior to July 7, 2026, for the purpose of obtaining the Private Placement Stockholder Approval. We further agreed with the Investors that if we did not obtain the Private Placement Stockholder Approval at the first meeting that was called, we would call an additional stockholder meeting every sixty (60) days thereafter until we obtain such Private Placement Stockholder Approval.

Set forth below is a summary of the terms of the Warrants.

Exercisability

The Warrants each have an initial exercise price of $2.65 (or $2.88, in the case of warrants purchased under the Management Purchase Agreement) per share and are exercisable beginning on the Stockholder Approval Date, if at all. The Series A Warrants expire one year after the Stockholder Approval Date, the Series B Warrants expire two years after the Stockholder Approval Date, and the Series C Warrants expire five years after the Stockholder Approval Date.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price of the Warrant, or round the number of shares of common Stock to be issued up to the nearest whole number.

Exercise Limitation

In general, a holder of a Warrant does not have the right to exercise any portion of such Warrant if the holder (together with its Attribution Parties (as defined in each Warrant) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Cashless Exercise

If at the time of exercise of a Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Warrant Shares, in lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of any Warrants in payment of the aggregate exercise price, the holder may, at its option, instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Warrants.

Mandatory Exercise

Each Warrant provides that at any time after the occurrence of the applicable milestone, if VWAP (as defined in each Warrant) exceeds 130% of the exercise price of the Warrant for 20 consecutive trading days, with average daily volume of at least $500,000, we will have the option to require the holder of the Warrant to exercise the Warrant for cash. For this purpose, “milestone” means: (a) with respect to the Series A Warrants, initiation of the Randomized Confirmatory Pivotal Clinical Trial (defined as enrollment of the first patient in the study) for iopofosine I 131; (b) with respect to the Series B Warrants, the acceptance for review of the New Drug Application for iopofosine I 131 with the U.S. Food and Drug Administration (FDA); and (c) with respect to the Series C Warrants, the approval of the New Drug Application for iopofosine I 131 with the FDA.

Adjustment for Stock Splits

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of the Company’s assets (or rights to acquire the Company’s assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Warrants, then, in each such case, the holders of the Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the Warrants.

Purchase Rights

If we grant, issue or sell any shares of common stock or securities exercisable for, exchangeable for or convertible into common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock, referred to as Purchase Rights, then each holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrants immediately before the Record Date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for, us, and may exercise every right and power that we may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of the common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction, in the amount of the Black Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of a holder’s ownership of shares of common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their Warrants.

Amendments

Each Warrant may be amended with the written consent of the holder of such Warrant and us.

Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.

Reasons for the Warrant Exercise Proposal

Our common stock is listed on Nasdaq and trades under the ticker symbol “CLRB.” Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to such issuance for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. Under Nasdaq’s rules, when an issuance includes common stock (or the equivalent) and warrants, it is necessary to attribute a value of $0.125, plus any amount that the warrant is currently in the money or could be in the money due to adjustments, such as for price protection, to each warrant for purposes of determining whether the securities are issued at a discount to the Minimum Price. While the Placement Shares were issued at a price equal to the Minimum Price, additional value of $0.125 was not paid for the Warrants. Accordingly, in order to comply with Rule 5635(d), the Warrants are not exercisable until the Private Placement Stockholder Approval is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 39,618,078 shares of common stock upon the exercise of the Warrants that were issued. Stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to an additional approximately $105.0 million (before deducting expenses and placement agent fees) upon the exercise of the Warrants, if exercised for cash. Loss of these potential funds could adversely impact our ability to fund our operations. If we should reduce the exercise price of the Warrants, the gross proceeds received by us from the exercise of the Warrants may be less than $105.0 million, and approval of this proposal is an approval of the issuance of up to an aggregate of 39,618,078 shares of our common stock pursuant to the Warrants at the initial exercise price as well as an unknown lower exercise price.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreements, as the Private Placement has already been completed and the Warrants have already been issued. We are only asking for approval to issue the Warrant Shares upon exercise of the Warrants.

Potential Consequences if Proposal Five is Not Approved

The failure of our stockholders to approve this Proposal Five will mean that: (i) we cannot permit the exercise of the Warrants and (ii) we may incur substantial additional costs and expenses because we will need to hold another meeting to vote upon this proposal. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of the Warrants, we have agreed to seek stockholder approval every sixty (60) days until our stockholders approve the issuance of the Warrant Shares. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations.

Potential Adverse Effects of the Approval of Proposal Five

If this Proposal Five is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the Warrant Shares and subsequent exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 39,618,078 additional shares of common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate, or our Bylaws, as amended, with respect to the Warrant Exercise Proposal.

Recommendation

Our Board of Directors recommends that you vote FOR the approval of the exercise of warrants issued by the Company to purchase up to an aggregate of 39,618,078 shares of common stock under applicable rules and regulations of Nasdaq.

PROPOSAL 6
ADJOURNMENT PROPOSAL

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE THE WARRANT EXERCISE PROPOSAL

Background

If, at the Annual Meeting, the number of shares of our common stock present or represented and voting in favor of the Warrant Exercise Proposal is insufficient to approve such proposal, the Board or the Chair of the Annual Meeting, in its or his reasonable discretion, may move to adjourn the Annual Meeting in order to enable our Board to continue to solicit additional proxies in favor of the Warrant Exercise Proposal.

Our Board believes that if the number of shares of our common stock present in person, virtually or represented by proxy at the Annual Meeting and voting in favor of the Warrant Exercise Proposal is insufficient to approve such proposal, it is in the best interests of our stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Exercise Proposal.

In this proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, or any adjournment or postponement thereof, to use the additional time to solicit additional proxies in favor of the Warrant Exercise Proposal.

Recommendation

Our Board of Directors recommends that you vote FOR the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Warrant Exercise Proposal.

EXECUTIVE OFFICERS

Our executive officers as of the date hereof are as follows:

Name	Age	Position
James V. Caruso	67	President, Chief Executive Officer and Director
Chad J. Kolean	61	Vice President, Secretary and Chief Financial Officer
Jarrod Longcor	53	Chief Operating Officer

Biographical information for Mr. Caruso is provided under the header “Proposal One: Election of Directors.” Biographical information for our executive officers who are not directors is set forth below.

Chad J. Kolean. Mr. Kolean was appointed our Vice President and Chief Financial Officer in February 2022 and our Secretary in April 2022. Mr. Kolean has more than 35 years of experience at both public and private companies. Most recently, he served as Chief Financial Officer of Vivex Biologics, Inc., a developer, manufacturer and distributor of regenerative medical products from October 2019 to January 2022. Prior to his service at Vivex Biologics, Inc., Mr. Kolean served as Chief Financial Officer of Titan Spine, Inc., a designer, manufacturer and distributor of titanium spinal implants from September 2017 to September 2019 (Titan was acquired by Medtronic plc in June 2019). Prior to his time at Vivex, Mr. Kolean served as Chief Financial Officer of Cellectar from May 2014 to September 2017. Before that, Mr. Kolean served as Chief Financial Officer of Pioneer Surgical Technology, Inc., a global manufacturer and distributor of spinal, biological and orthopedic implants from April 2012 until its acquisition by RTI Biologics in July 2013, and Chief Accounting Officer from September 2011 to March 2012. Prior to Pioneer, Mr. Kolean was the Corporate Controller of TomoTherapy, Inc., a publicly traded developer and manufacturer of radiation oncology equipment from July 2010 to August 2011 (TomoTherapy merged with Accuray Incorporated in June 2011). Mr. Kolean also served as Director of Financial Reporting for Pioneer Surgical Technology, Inc. from March 2009 to July 2010. From 2001 to 2008, Mr. Kolean held a number of leadership positions at Metavante Corporation, a provider of banking and payments technologies and services to financial institutions, including: Director of Planning, Analysis and Reporting, Vice President and FSG Controller and Vice President of Shared Services. Prior to his tenure at Metavante, Mr. Kolean held leadership roles at Snap-On Inc., Herman Miller, Inc. and Kaydon Corporation. Mr. Kolean began his career at Arthur Andersen LLP where he practiced as a certified public accountant. Mr. Kolean holds a B.A. in Business Administration from Hope College.

Jarrod Longcor. Mr. Longcor was appointed Chief Operating Officer in February 2022. He previously served as Chief Business Officer from September 2017 to January 2022 and Senior Vice President of Corporate Development and Operations from July 2016 to August 2017. Mr. Longcor brings years of pharmaceutical and biotech experience to Cellectar and was previously the Chief Business Officer for Avillion LLP, a drug development company. In this role, he was responsible for executing the company’s unique co-development partnership strategy. Prior to Avillion, Mr. Longcor was the Vice President of Corporate Development for Rib-X Pharmaceuticals, Inc. (now Melinta Therapeutics), a publicly-traded biopharmaceutical company where he was responsible for identifying and concluding several critical collaborations for the company, including a major discovery collaboration with Sanofi Aventis valued over $700M. Prior to Rib-X, Mr. Longcor held key positions in several small to midsized biotech companies where he was responsible for business development, strategic planning and operations. Mr. Longcor holds a B.S. from Dickinson College, a M.S. from Boston University School of Medicine and an M.B.A. from Saint Joseph’s University’s Haub School of Business.

CORPORATE GOVERNANCE

Classified Board of Directors

Our Board consists of six members and is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Director Independence

Our Board of Directors has determined that, with the exception of Mr. Caruso, who is our employee, all of the current members of our Board of Directors are “independent directors” under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is an “independent director” under the rules of Nasdaq and the SEC applicable to such committees.

Board Leadership Structure

The Board does not have a formal policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate and believes that it should retain the flexibility to make this determination in the manner it believes will provide the most appropriate leadership for our Company from time to time. Currently, we split these positions with Douglas Swirsky serving as Chairman of the Board and James V. Caruso serving as Chief Executive Officer. We believe that our current separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of our Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole.

The duties of our independent Chairman include the following:

●	Oversee that governance policies and practices are in place.

●	Approve meeting agendas of the Board of Directors.

●	Work with committee chairs to set committee agendas, considering strategic issues facing the Company, and with input from other directors and the CEO.

●	Preside over the Board of Directors and annual stockholder meetings.

●	Attend committee meetings as appropriate.

●	Coordinate effective communication between respective committee chairs and management.

●	Oversee orientation for new directors and ongoing education for directors.

●	Oversee that the Board of Directors receives accurate, timely, and clear information on:

o	The Company’s performance;

o	The issues, challenges, and opportunities facing the Company; and

o	Matters reserved to it for decision.

●	Facilitate effective communication and constructive relationships between the Board of Directors and management.

●	Serve as spokesperson for the Board of Directors.

●	Meet with stockholders when engagement requested.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter. The composition and responsibilities of each of the committees of our Board of Directors are described below and copies of the charters are available on the governance page of our corporate website at https://www.cellectar.com/investors/governance.

Audit Committee. Our Audit Committee is currently composed of Mr. Driscoll (Chairman), Dr. Chanan-Khan and Dr. Loren. The Board has determined that each member of our Audit Committee is independent within the meaning of Rule 10A-3 under the Exchange Act. The Board has also determined that Mr. Driscoll is an “audit committee financial expert” within the meaning of the applicable SEC rules and regulations. The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board, and the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, and our independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Audit Committee met four times during the fiscal year ended December 31, 2025.

Compensation Committee. Our Compensation Committee is currently composed of Mr. Neis (Chairman), Mr. Driscoll and Mr. Swirsky. The Board has determined that each member of our Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s responsibilities include providing recommendations to the Board regarding the compensation levels of directors; approving, or recommending for approval by the Board, the compensation levels of executive officers; providing recommendations to our Board regarding compensation programs; administering our incentive compensation plans and equity-based plans; authorizing grants under the Company’s 2021 Stock Incentive Plan (the “2021 Plan”); and authorizing other equity compensation arrangements. Our Compensation Committee met two times during the fiscal year ended December 31, 2025. The Compensation Committee shall have the authority to retain, at Company expense, independent advisers (including legal counsel, accountants and independent compensation or other consultants) as it determines necessary to carry out its duties, and shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee. In 2021, the Compensation Committee retained Aon/Radford as an independent consultant to advise it on compensation matters. Aon/Radford was engaged directly by and reported directly to our Compensation Committee and did no other work for the Company. The Compensation Committee considered the applicable Nasdaq listing rules and determined that Aon/Radford qualified as an independent compensation consultant in accordance with applicable SEC and Nasdaq listing rules and regulations.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is currently composed of Dr. Loren (Chairman), Mr. Neis and Mr. Swirsky. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the applicable Nasdaq listing standards. The Nominating and Corporate Governance Committee’s responsibilities include, to the extent deemed necessary or appropriate by the committee: developing and recommending to the Board criteria for the selection of individuals to be considered as candidates for election to the Board; identifying individuals qualified to become members of the Board; making recommendations to the Board regarding its size and composition; approving director nominations to be presented for stockholder approval at the Company’s annual meeting; approving nominations to fill any vacancies on the Board; and developing and recommending corporate governance principles to the Board. Our Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2025.

Director Qualification Standards

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of the Board. The committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Nominating and Corporate Governance Committee considers, among other factors, the candidate’s depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Nominating and Corporate Governance Committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee considers factors such as gender, ethnicity/race and other characteristics when evaluating how a candidate for director could contribute to the range of backgrounds, attributes, viewpoints and experiences of the Board. In the case of incumbent directors whose terms are set to expire, the Nominating and Corporate Governance Committee also gives consideration to each director’s prior contributions to the Board. In selecting candidates to recommend for nomination as a director, the Nominating and Corporate Governance Committee abides by our company-wide non-discrimination policy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and uses the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. We suggest that stockholders make recommendations by writing to the chairman of the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, including the candidate’s work experience, qualifications for directorship, and references to enable the Nominating and Corporate Governance Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide the Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. Stockholders may also directly nominate director candidates through the procedures set forth in our by-laws.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) applicable to our employees, officers and directors. A copy of our Code is available on the governance page of our corporate website at https://www.cellectar.com/investors/governance. Amendments to the Code or waivers of this Code may be made only by the Audit Committee and the Board of Directors and must be promptly disclosed to stockholders as required by Nasdaq listing rules, SEC regulation or any other law or regulation.

Insider Trading Policy

We have adopted an Insider Trading Policy which governs the purchase, sale and/or any other dispositions of our securities by the Company and its directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2025 Annual Report on Form 10-K filed on March 4, 2026, as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2026.

Prohibition on Hedging and Pledging of Company Securities

Our Insider Trading Policy that applies to our officers, directors and employees prohibits them from engaging in speculative transactions in our securities, such as short sales, puts, calls, straddles, hedging or monetization transactions, including but not limited to prepaid variable forwards, equity swaps, collars and exchange funds, or similar transactions. Since the adoption of our insider trading policy, the Audit Committee has not granted any such exemptions to the policy’s general prohibition on hedging and pledging.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of us or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Role of the Board in Risk Oversight

Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that our risk management processes are adequate and functioning as designed. Our Board’s involvement in risk oversight includes receiving regular reports from members of management and evaluating areas of material risk, including operational, cybersecurity and technology, financial, legal and compliance, regulatory, strategic and competitive, and brand and reputational risks. As a smaller reporting company with a small Board of Directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters. In addition, the Board has delegated risk oversight to each of its committees within their areas of responsibility. Our Compensation Committee assists the Board in its risk oversight function by overseeing strategies related to our incentive compensation programs and key employee retention. Our Audit Committee assists the Board in its risk oversight function by reviewing our system of disclosure controls and procedures and our internal control over financial reporting. Our Nominating and Corporate Governance Committee assists the Board in its risk oversight function by managing risks associated with director candidate selection, governance and succession matters. Our Nominating and Corporate Governance Committee also oversees the Company’s environmental, sustainability and governance (ESG) efforts and related risks.

As part of its oversight responsibilities, the Audit Committee receives periodic updates on cybersecurity and information technology matters and related risk exposures from our CFO. For more information on cybersecurity oversight, please refer to Item 1C, “Cybersecurity,” in our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the year ended December 31, 2025.

Evaluations of the Board of Directors

The Board of Directors evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Nominating and Corporate Governance Committee. The Board of Directors discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board of Directors or any committee thereof or of the directors.

Meetings of the Board of Directors

Board Meetings. Our Board of Directors held twelve meetings during the fiscal year ended December 31, 2025. Each of our directors attended all of the meetings held by the Board and the committees of the Board on which he served during the fiscal year ended December 31, 2025.

Meetings of Independent Directors. Our independent directors are expected, but not required, to meet without management present at least twice per year.

Director Attendance at the Annual Meeting of Stockholders

We encourage our directors to attend our annual meetings of stockholders. All of our directors attended the 2025 annual meeting of stockholders.

Communications with the Board

Stockholders and interested parties wishing to communicate with the Board or any director or group of directors should direct their communications to: Secretary, Cellectar Biosciences, Inc., 100 Campus Drive, Florham Park, New Jersey 07932. The Secretary will forward the stockholder or interested-party communication to the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, the Secretary has the authority to discard the communication and take any appropriate legal action.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the Audit Committee for consideration or referred to the Board of Directors for consideration. Since January 1, 2024, we have not entered into or participated in any transactions in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest, other than as described below.

September 2023 Private Offering

On September 5, 2023, the Company entered into a securities purchase agreement with certain accredited investors, including ADAR1 Partners, LP, certain entities associated with AIGH Capital Management LLC, Laurence W. Lytton, certain entities associated with Nantahala Capital Management, LLC and certain entities associated with Rosalind Advisors, Inc., pursuant to which the Company agreed to issue and sell, in a private placement, (i) 1,225 shares of Series E-1 Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series E-1 Preferred Stock”), (ii) Tranche A Warrants (the “Tranche A Warrants”) to acquire shares of Series E-3 Convertible Voting Preferred Stock and (iii) Tranche B Warrants (the “Tranche B Warrants,” together with the Tranche A Warrants, the “Warrants”) to acquire shares of Series E-4 Convertible Voting Preferred Stock, par value $0.00001 per share (the “Series E-4 Preferred Stock” and together with the Series E-3 Preferred Stock, the “Warrant Shares”) for an aggregate offering price of $24.5 million. ADAR1 Partners, LP, AIGH Capital Management LLC, Laurence W. Lytton, Nantahala Capital Management, LLC and Rosalind Advisors, Inc. are beneficial owners of more than 5% of our outstanding capital stock.

The securities issued and sold to ADAR1 Partners, LP consisted of (i) 162.5 shares of Series E-1 Preferred Stock (convertible to 1,785,714 shares of Common Stock), (ii) Tranche A Warrants to purchase 292.5 shares of Series E-3 Preferred Stock (convertible to 1,836,734 shares of Common Stock) and (iii) Tranche B Warrants to purchase 227.5 shares of Series E-4 Preferred Stock (convertible to 952,380 shares of Common Stock) for an aggregate offering price of $3.25 million (excluding any additional payments in connection with the exercise of the Tranche A Warrants or Tranche B Warrants).

The securities issued and sold to the entities associated with AIGH Capital Management LLC consisted of (i) 175 shares of Series E-1 Preferred Stock (convertible to 1,923,076 shares of Common Stock), (ii) Tranche A Warrants to purchase 315 shares of Series E-3 Preferred Stock (convertible to 1,978,021 shares of Common Stock) and (iii) Tranche B Warrants to purchase 245 shares of Series E-4 Preferred Stock (convertible to 1,025,641 shares of Common Stock) for an aggregate offering price of $3.5 million (excluding any additional payments in connection with the exercise of the Tranche A Warrants or Tranche B Warrants).

The securities issued and sold to Laurence W. Lytton consisted of (i) 160 shares of Series E-1 Preferred Stock (convertible to 1,758,241 shares of Common Stock), (ii) Tranche A Warrants to purchase 288 shares of Series E-3 Preferred Stock (convertible to 1,808,477 shares of Common Stock) and (iii) Tranche B Warrants to purchase 224 shares of Series E-4 Preferred Stock (convertible to 937,728 shares of Common Stock) for an aggregate offering price of $3.2 million (excluding any additional payments in connection with the exercise of the Tranche A Warrants or Tranche B Warrants).

The securities issued and sold to the entities associated with Nantahala Capital Management, LLC consisted of (i) 150 shares of Series E-1 Preferred Stock (convertible to 1,648,349 shares of Common Stock), (ii) Tranche A Warrants to purchase 270 shares of Series E-3 Preferred Stock (convertible to 1,695,446 shares of Common Stock) and (iii) Tranche B Warrants to purchase 210 shares of Series E-4 Preferred Stock (convertible to 879,119 shares of Common Stock) for an aggregate offering price of $3 million (excluding any additional payments in connection with the exercise of the Tranche A Warrants or Tranche B Warrants).

The securities issued and sold to the entities associated with Rosalind Advisors, Inc. consisted of (i) 350 shares of Series E-1 Preferred Stock (convertible to 3,846,153 shares of Common Stock), (ii) Tranche A Warrants to purchase 630 shares of Series E-3 Preferred Stock (convertible to 3,956,043 shares of Common Stock) and (iii) Tranche B Warrants to purchase 490 shares of Series E-4 Preferred Stock (convertible to 2,051,282 shares of Common Stock) for an aggregate offering price of $7 million (excluding any additional payments in connection with the exercise of the Tranche A Warrants or Tranche B Warrants).

In January 2024, the Company announced that all of the Tranche A Warrants were exercised in full.

On July 21, 2024, the Company entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain accredited investors, including ADAR1 Partners, LP, certain entities associated with AIGH Capital Management LLC, Laurence W. Lytton, certain entities associated with Nantahala Capital Management, LLC, certain entities associated with Kingsbrook Partners LP, Triple Gate Partners, LP, Bigger Capital Fund, LP, District 2 Capital Fund, LP, Healthcare Opportunities Master Fund, LP, The Hewlett Fund, LP and certain entities associated with Rosalind Advisors, Inc., each of whom are holders of the Tranche B Warrants that were originally issued on September 8, 2023, pursuant to which such holders agreed to exercise for cash their Tranche B Warrants to purchase an amount of shares of the Series E-4 Preferred Stock which is convertible to 6,739,918 shares of the Company’s common stock, in the aggregate, at a reduced, as-converted common stock exercise price of $2.52 per share, in exchange for the Company’s agreement to issue new warrants: (i) Tranche A inducement warrants, immediately exercisable at an exercise price of $2.52 per share and expiring the earlier of (a) ten trading days following the date of the Company’s public announcement of written notification from the Food and Drug Administration (FDA) that the FDA has assigned a Prescription Drug User Fee Act goal date for review of iopofosine I 131 and (b) July 20, 2029; (ii) Tranche B inducement warrants, immediately exercisable at an exercise price of $4.00 per share and expiring the earlier of (a) ten trading days following the date of the Company’s public announcement of its receipt of written approval from the FDA of its New Drug Application for iopofosine I 131 and (b) July 20, 2029; and (iii) Tranche C inducement warrants, immediately exercisable at an exercise price of $5.50 per share and expiring the earlier of (a) ten trading days following the date of the Company’s public announcement that it has recorded quarterly gross revenues from sales of iopofosine I 131 in the United States in excess of $10 million and (b) July 20, 2029 (collectively, the “Inducement Warrants”). The Company received aggregate gross proceeds of approximately $19.4 million from the exercise of the Tranche B Warrants by such holders and the sale of the Inducement Warrants.

May 2026 Private Placement

On May 4, 2026 the Company entered into the Purchase Agreements, including the Management Purchase Agreement, for the issuance and sale, in the Private Placement, of an aggregate of: (i) 2,116,887 Placement Shares, (ii) Pre-Funded Warrants to purchase up to an aggregate of 9,471,086 shares of common stock, (iii) Series A Warrants to purchase up to 13,206,026 shares of common stock at an exercise price of $2.65 (or $2.88, in the case of warrants purchased under the Management Purchase Agreement) per share, (iv) Series B Warrants to purchase up to 13,206,026 shares of common stock at an exercise price of $2.65 (or $2.88, in the case of warrants purchased under the Management Purchase Agreement) per share, and (v) Series C Warrants to purchase up to 13,206,026 shares of common stock at an exercise price of $2.65 (or $2.88, in the case of warrants purchased under the Management Purchase Agreement) per share. As noted above, the Private Placement yielded gross proceeds of approximately $30.7 million and the Warrants, if exercised in full, would result in approximately $105.0 million of additional gross proceeds.

Pursuant to the Management Purchase Agreement, James V. Caruso, our Chief Executive Officer, and Jarrod Longcor, our Chief Operating Officer, each purchased 8,680 Placement Shares, 8,680 Series A Warrants, 8,680 Series B Warrants, and 8,680 Series C Warrants for approximately $25,000 each. To the extent that the Warrants held by Mr. Caruso and Mr. Longcor are fully exercised, it would result in the payment of an additional approximately $75,000 from each individual.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were 7,991,812 shares of our common stock outstanding. The following table provides information regarding beneficial ownership of our common stock as of such date by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each named executive officer; and

●	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. In these cases, the information with respect to voting and investment power has been provided to us by the security holder. The identification of natural persons having voting or investment power over securities held by a beneficial owner listed in the table below does not constitute an admission of beneficial ownership of any such natural person. Shares included in the “Right to Acquire” column consist of shares that may be purchased through the exercise of options or warrants that are exercisable within 60 days of the Record Date.

	Common Stock
		Right to
Name and Address of Beneficial Owner	Outstanding	Acquire	Total	Percentage
Stonepine Capital Management, LLC(1)	196,930	912,075	1,109,005	9.99%
James V. Caruso(2)	11,638	78,580	90,218	1.12%
Jarrod Longcor(3)	12,768	45,463	58,231	*
Chad J. Kolean(4)	6,419	25,319	31,738	*
Frederick W. Driscoll	65	5,585	5,650	*
Andrew Gu	–	–	–	–
Asher Chanan-Khan, M.B.B.S., M.D.	–	5,353	5,353	*
Stefan D. Loren, Ph.D.	–	5,592	5,592	*
John Neis(5)	–	5,592	5,592	*
Douglas Swirsky	83	8,395	8,478	*
All directors and officers as a group (9 persons)	30,973	178,879	210,852	2.58%

*	Less than 1%

(1)	Based on Schedule 13G filed on May 11, 2026 reporting shared voting and dispositive power over common shares by Stonepine Capital Management, LLC (“Stonepine”), Stonepine Capital, L.P., a Delaware limited partnership (the “Partnership”), Stonepine GP, LLC, (the “General Partner”) and Jon M. Plexico. Stonepine and the General Partner are the investment adviser and general partner, respectively, of the Partnership. Mr. Plexico is the control person of Stonepine and the General Partner. Shares in the “Right to Acquire” column consists of shares of common stock issuable upon the exercise of warrants held by the reporting persons, subject to a 9.99% beneficial ownership limitation. Each reporting person disclaims beneficial ownership of the Company’s common stock except to the extent of that person’s pecuniary interest therein. The address of the reporting persons is 2900 NW Clearwater Drive, Suite 100-11, Bend OR 97703.

(2)	Shares in the “Right to Acquire” column consists of (i) 10,036 shares of common stock issuable upon the exercise of warrants held by Mr. Caruso and (ii) common stock issuable currently or within 60 days of the Record Date upon exercise of options to purchase 68,544 shares of common stock issued to Mr. Caruso.

(3)	Shares in the “Right to Acquire” column consists of (i) 10,109 shares of common stock issuable upon the exercise of warrants held by Mr. Longcor and (ii) common stock issuable currently or within 60 days of the Record Date upon exercise of options to purchase 35,354 shares of common stock issued to Mr. Longcor.

(4)	Shares in the “Right to Acquire” column consists of (i) 5,000 shares of common stock issuable upon the exercise of warrants held by Mr. Kolean and (ii) common stock issuable currently or within 60 days of the Record Date upon exercise of options to purchase 20,319 shares of common stock issued to Mr. Kolean.

(5)	Consists of shares of common stock held by Advantage Capital Wisconsin Partners I, Limited Partnership. Venture Investors LLC is the submanager and special limited partner of Advantage Capital Wisconsin Partners I, Limited Partnership. The investment decisions of Venture Investors LLC are made collectively by five managers, including Mr. Neis. Each such manager and Mr. Neis disclaim such beneficial ownership except to the extent of his pecuniary interest therein. The address of Mr. Neis is c/o Venture Investors LLC, 505 South Rosa Road, #201, Madison, Wisconsin 53719. Shares in the “Right to Acquire” column consists of common stock issuable currently or within 60 days of the Record Date upon exercise of options to purchase 5,592 shares of common stock issued to Mr. Neis.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

This section provides information, in tabular and narrative formats specified in applicable SEC rules, regarding the amounts of compensation paid to each of our named executive officers, or NEOs, and related information. As a smaller reporting company, the Company has presented such information in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our each of NEOs for the years ended December 31, 2025 and 2024:

2025 Summary Compensation Table

			Option	Incentive Plan
		Salary	Awards	Compensation
Name and Principal Position	Year	($)	($) (1)	($) (2)	Total ($)
James V. Caruso	2025	676,000	210,600	169,000	1,055,600
President and Chief Executive Officer	2024	650,000	2,214,000	178,750	3,042,750

Jarrod Longcor	2025	520,000	116,995	130,000	766,995
Chief Operating Officer	2024	500,000	1,230,000	100,000	1,830,000

Chad J. Kolean	2025	442,000	67,855	110,500	620,355
Chief Financial Officer	2024	425,000	713,400	85,000	1,223,400

(1)	The reported amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). All assumptions made regarding the valuation of option awards can be referenced in Note 7 in the Notes to Restated Consolidated Financial Statements included in our Annual Report on Form 10-K. The amounts reported for 2025 represent stock option awards to Messrs. Caruso, Longcor and Kolean with respect to 30,000 shares, 16,666 shares, and 9,666 shares, respectively, which awards were approved by the Compensation Committee on February 14, 2025.

(2)	Amounts in this column represent bonuses approved by the Compensation Committee based on its annual review of the performance of the executive officers against predetermined financial and strategic objectives established for the year. NEOs are paid the same percentage upon the achievement of financial objectives and may be paid varied percentages upon the achievement of strategic objectives depending on the subject matter.

Equity Awards

As described in Note (1) to the 2025 Summary Compensation Table above, on February 14, 2025, the Compensation Committee approved stock option awards to Messrs. Caruso, Longcor and Kolean with respect to 30,000 shares, 16,666 shares, and 9,666 shares, respectively (in each case, adjusted to reflect the reverse stock split of our common stock that occurred on June 24, 2025). These options are scheduled to vest one-third on the first anniversary of the grant date and in 24 equal monthly installments thereafter, subject to continuous employment with the Company through each vesting date.

Employment Agreements

James V. Caruso. We entered into an employment agreement with Mr. Caruso as of June 15, 2015, as amended and restated on April 15, 2019, and amended on March 12, 2025, pursuant to which Mr. Caruso serves as President and Chief Executive Officer of the Company. Under the agreement, the Company pays Mr. Caruso a base salary that is adjusted from time to time. Mr. Caruso is also eligible for an annual bonus, based on performance, with an initial target of up to 55% of his base salary at the discretion of the Compensation Committee. If Mr. Caruso is terminated other than for cause or by Mr. Caruso for good reason within 12 months after a change in control (i.e. double trigger), he is entitled to severance in an amount equal to (i) 24 months of base salary, (ii) his then applicable target bonus payable over 24 months (a total of 2.0x the annual target bonus payable at the time of termination) and (iii) 24 months of payment or reimbursement of health insurance (equal to the premium paid by the Company prior to the date of termination), each payable in installments over 24 months. Following a termination of employment by the Company without cause or by Mr. Caruso for good reason that is not within 12 months after a change in control, Mr. Caruso is entitled to severance in an amount equal to 12 months base salary plus payment or reimbursement of health insurance for 12 months (equal to the premium paid by the Company prior to the date of termination). Each of the foregoing severance benefits is conditioned on Mr. Caruso’s execution of a release agreement in favor of the Company.

Jarrod Longcor. We entered into an employment agreement with Mr. Longcor as of July 15, 2016, as amended and restated on April 15, 2019, and amended on November 10, 2019, and March 12, 2025. Under the agreement, Mr. Longcor receives a base salary that may be adjusted from time to time. Mr. Longcor is eligible for an annual bonus, based on performance, with an initial target of up to 40% of his base salary. If Mr. Longcor’s employment is terminated other than for cause or by Mr. Longcor for good reason, contingent upon the execution of a release agreement in favor of the Company, Mr. Longcor is entitled to (i) severance in an amount equal to nine months of Mr. Longcor’s annual base salary, provided that if such termination occurs within 12 months after a change in control (i.e. double trigger), such severance is increased to 18 months of Mr. Longcor’s full base salary, each payable in monthly installments, (ii) payment or reimbursement of health insurance (for nine or 18 months, as applicable), each payable in monthly installments, (iii) a payment amount equal to the annual bonus Mr. Longcor would have received for the calendar year in which the termination occurred prorated for the number of days elapsed in such year, and (iv) outplacement services not to exceed $7,500.

Chad J. Kolean. We entered into an employment agreement with Mr. Kolean as of February 22, 2022. Pursuant to his employment agreement, Mr. Kolean receives a base salary that may be adjusted from time to time and is eligible to receive an annual performance bonus with a target amount equal to 40% of his base salary. In the event of a dismissal without cause or resignation by Mr. Kolean for good reason, contingent upon the execution of a release agreement in favor of the Company, Mr. Kolean is entitled to (i) severance in an amount equal to nine months of Mr. Kolean’s annual base salary, provided that if such termination occurs within 12 months after a change in control (i.e. double trigger), such severance is increased to 18 months of Mr. Kolean’s full base salary, each payable in monthly installments, (ii) payment or reimbursement of health insurance (for nine or 18 months, as applicable), each payable in monthly installments, and (iii) outplacement services not to exceed $7,500.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2025, with respect to our NEOs, and reflects the reverse stock split of our common stock that occurred on June 24, 2025.

		Option Awards				Stock Awards
							Market
						Number of	Value
		Number of	Number of			Shares or	of Shares or
		securities	securities			Units of	Units of
		underlying	underlying	Option		Stock	Stock
		unexercised	unexercised	Exercise	Option	that Have	that Have
		options (#)	options (#)	Price	Expiration	Not	Not
Name	Date of Award	exercisable	unexercisable	($/share)	date	Vested (#)	Vested ($)
James V. Caruso	2/14/2025(1)	—	30,000	$8.70	2/14/2035	—	—
	11/30/2023(1)	20,000	10,000	$79.50	11/30/2033	—	—
	1/17/2023(1)	16,916	484	$50.40	1/17/2033	—	—
	1/25/2022	4,730	—	$165.00	1/25/2032	—	—
	3/4/2021	5,333	—	$522.00	3/4/2031	—	—
	2/3/2020	333	—	$813.00	2/3/2030	—	—
	1/17/2019	250	—	$597.00	1/17/2029	—	—
	10/12/2018	499	—	$783.00	10/12/2028	—	—
	5/12/2016	66	—	$4,440.00	5/12/2026	—	—
Jarrod Longcor	2/14/2025(1)	—	16,666	$8.70	2/14/2035	—	—
	11/30/2023(1)	11,110	5,556	$79.50	11/30/2033	—	—
	1/17/2023(1)	9,332	268	$50.40	1/17/2033	—	—
	1/25/2022	1,583	—	$165.00	1/25/2032	—	—
	3/4/2021	1,500	—	$522.00	3/4/2031	—	—
	2/3/2020	133	—	$813.00	2/3/2030	—	—
	1/17/2019	100	—	$597.00	1/17/2029	—	—
	10/12/2018	209	—	$783.00	10/12/2028	—	—
	9/18/2017	8	—	$5,490.00	9/18/2027	—	—
	7/15/2016	25	—	$8,790.00	7/15/2026	—	—
Chad J. Kolean	2/14/2025(1)	—	9,666	$8.70	2/14/2035	—	—
	11/30/2023(1)	6,444	3,222	$79.50	11/30/2033	—	—
	1/17/2023(1)	6,738	194	$50.40	1/17/2033	—	—
	2/22/2022	500	—	$147.00	2/21/2032	—	—

(1)	These options are scheduled to vest one-third on the first anniversary of the grant date and in 24 equal monthly installments thereafter, subject to continuous employment with the Company through each vesting date.

Pursuant to the terms of the option award agreements, options granted pursuant to the 2021 Stock Incentive Plan become fully vested upon a termination event within one year following a change in control, as defined in such plan. A termination event is defined as either termination of employment other than for cause or constructive termination resulting from a significant reduction in either the nature or scope of duties and responsibilities, a reduction in compensation or a required relocation.

Policies and Practices Regarding Long-Term Incentive Awards

As described above, in February 2025, the Company granted stock option awards to Messrs. Caruso, Longcor and Kolean with respect to 30,000 shares, 16,666 shares, and 9,666 shares, respectively (in each case, adjusted to reflect the reverse stock split of our common stock that occurred on June 24, 2025). No other equity awards were granted to the NEOs in 2025. We attempt to make equity awards during periods when we do not have material non-public information (“MNPI”) that could impact our stock price and we do not time the release of MNPI based on equity grant dates. During 2025, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, the Compensation Committee considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us.

2025 Director Compensation

The following table sets forth certain information about the compensation of our non-employee directors who served during the year ended December 31, 2025:

		Director	Option
		Fees	Awards
Name	Year	($)(1)	($)(2)	Total ($)
Asher Chanan-Khan, M.B.B.S., M.D.	2025	$60,000	$14,040	$74,040
Frederick W. Driscoll	2025	60,000	14,040	74,040
Stefan D. Loren, Ph.D.	2025	60,000	14,040	74,040
John Neis	2025	60,000	14,040	74,040
Douglas J. Swirsky	2025	90,000	21,060	111,060

(1)	Director fees consist of annual cash fees for service.

(2)	Granted on February 14, 2025. These stock options have an exercise price of $8.70 per share and fully vested on the first anniversary of the grant date, subject to continued service through the applicable vesting date. The reported amounts represent the aggregate grant date fair value computed in accordance with ASC 718. All assumptions made regarding the valuation of equity awards can be referenced in Note 7 in the Notes to Restated Consolidated Financial Statements included in our Annual Report on Form 10-K.

During 2025, we paid each of our non-employee directors a quarterly cash fee of $15,000 ($22,500 for Mr. Swirsky). In addition, in February 2025, we granted to each non-employee director stock options to purchase 2,000 shares (3,000 shares for Mr. Swirsky) (in each case, adjusted to reflect the reverse stock split of our common stock that occurred on June 24, 2025). Mr. Swirsky receives additional cash remuneration and option awards for his service as Chairman of the Board. We reimbursed directors for reasonable out-of-pocket expenses incurred in attending Board and committee meetings and undertaking certain matters on our behalf. Directors who are our employees do not receive additional fees for their service as directors.

The aggregate number of option awards outstanding as of December 31, 2025, for each non-employee director was as follows:

Stock
Options
Name	Outstanding
Asher Chanan-Khan, M.B.B.S., M.D.	5,353
Frederick W. Driscoll	5,585
Stefan D. Loren, Ph.D.	5,592
John Neis	5,592
Douglas J. Swirsky	8,395

Clawback Policy

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. We have adopted our Policy on Recoupment of Incentive Compensation (the “Clawback Policy”) in order to comply with the final clawback rules adopted by the SEC under the Rule, and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from our current and former executive officers as defined in the Final Clawback Rule (“Covered Officers”) in the event that we are required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, our Board may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement. The foregoing description of the Clawback Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Clawback Policy, a copy of which is attached hereto as Exhibit 97 and is incorporated herein by reference.

Pay Versus Performance

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Total Shareholder Return ($)	Net Income (Loss) ($)
2025	1,055,600	886,573	693,675	619,948	$5.75	(21,791,037)
2024	3,042,750	1,321,211	1,526,700	708,983	$17.54	(44,581,446)
2023	1,965,140	2,350,558	1,235,760	1,336,841	$161.99	(37,983,496)

(1)	James V. Caruso served as the Company’s principal executive officer (“PEO”) for the entirety of 2025, 2024 and 2023 and the Company’s other NEOs for 2025, 2024 and 2023 were Chad J. Kolean and Jarrod Longcor.

(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Caruso and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the NEOs reported for the applicable year other than the principal executive officer for such years.

(3)	Amounts reported in this column represent the compensation actually paid to Mr. Caruso as the Company’s President and Chief Executive Officer in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

	PEO
	2025	2024	2023
Summary Compensation Table - Total Compensation(a)	$1,055,600	$3,042,750	$1,965,140
- Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year(b)	(210,600)	(2,214,000)	(822,722)
+Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards Granted in Fiscal Year(c)	62,400	83,992	1,148,400
+Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(d)	(22,121)	(388,965)	108,626
+Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	23,214	690,143	69,462
+Change in Fair Value as of Vesting Date of Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	12,711	139,727	(3,874)
- Fair Value as of Prior Fiscal Year-End of Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	(34,631)	(32,436)	(114,474)
= Compensation Actually Paid	$886,573	$1,321,211	$2,350,558

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

(b)	Represents the aggregate grant date fair value of the stock awards and option awards granted to Mr. Caruso during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(c)	Represents the aggregate fair value as of the indicated fiscal year-end of Mr. Caruso’s outstanding and unvested option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)	Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by Mr. Caruso as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(e)	Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to Mr. Caruso and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(f)	Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award held by Mr. Caruso that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(g)	Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Caruso’s option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(4)	Amounts reported in this column represent the compensation actually paid to the NEOs other than Mr. Caruso in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

	Other NEOs Average(a)
	2025	2024	2023
Summary Compensation Table - Total Compensation(b)	$693,675	$1,526,700	$1,235,760
- Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year(c)	(92,425)	(971,700)	(453,024)
+Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards Granted in Fiscal Year(d)	27,385	36,863	545,600
+Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(e)	(9,748)	(186,868)	(21,375)
+Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	10,527	269,728	10,771
+Change in Fair Value as of Vesting Date of Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	5,808	49,799	(766)
- Fair Value as of Prior Fiscal Year-End of Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	(15,274)	(15,539)	(22,875)
= Compensation Actually Paid	$619,948	$708,983	$1,336,841

(a)	Please see footnote 1 for the NEOs included in the average for each indicated fiscal year.

(b)	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.

(c)	Represents the average aggregate grant date fair value of the stock awards and option awards granted to the reported NEOs during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)	Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(e)	Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by the reported NEOs as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(f)	Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to the reported NEOs and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(g)	Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(h)	Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(5)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2022 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals used to determine our named executive officers’ annual bonus payouts.

As is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. Accordingly, the Company’s compensation program is less influenced by metrics, such as net income. For 2023, the Company’s net loss increased to $37,983,496 while the “Compensation Actually Paid” for the CEO and for the other NEOs, on average, increased to $2,350,558 and $1,336,841, respectively. For 2024, the Company’s net loss increased to $44,581,446 while the “Compensation Actually Paid” for the CEO and for the other NEOs, on average, decreased to $1,321,211 and $708,983, respectively. For 2025, the Company’s net loss decreased to $21,791,037 while the “Compensation Actually Paid” for the CEO and for the other NEOs, on average, decreased to $886,573 and $619,948, respectively.

Because of the weighting of the Company’s executive compensation program towards long-term incentives in the form of stock options, the change in value of “Compensation Actually Paid” is aligned with changes in our TSR. Our TSR, assuming a $100 investment in our common stock as of December 31, 2022, was $161.99, $17.54 and $5.75 as of December 31, 2023, 2024 and 2025, respectively. The “Compensation Actually Paid” for our CEO in 2023, 2024 and 2025 was $2,350,558, $1,321,211 and $886,573, respectively. The average “Compensation Actually Paid” in 2023, 2024 and 2025 for our other NEOs was $1,336,841, $708,983 and $619,948, respectively.

Equity Compensation Plans

The following table provides information as of December 31, 2025, regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

Equity compensation plan information

			Number of shares
		Weighted-average	remaining available for
	Number of shares to	exercise price of	future issuance under
	be issued upon	outstanding	equity compensation plans
	exercise of outstanding	options	(excluding shares reflected
	options and rights (#)	and rights ($)	in column (a)) (#)
Plan category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	211,642	$79.28	100,651

Equity compensation plans not approved by stockholders	525	$558.57	n/a

Total	212,167	$80.47	100,651

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://investor.cellectar.com/ free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

ANNUAL REPORT

Our proxy materials, including our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2025, are available at https://web.viewproxy.com/clrb/2026. Our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2025, are also available on the investor relations page of our website at https://investor.cellectar.com.

We will also provide, without charge, to any stockholder of record or beneficial owner of our common stock as of the Record Date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2025 as filed with the SEC. Request for such copies should be addressed to the Secretary at: Investor Relations, Cellectar Biosciences, Inc., 100 Campus Drive, Florham Park, New Jersey 07932, by telephone at (608) 441-8120 or by e-mail to investors@cellectar.com.

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K and Form 10-K/A may be made available at a reasonable charge.

 Appendix A

CELLECTAR BIOSCIENCES, INC.

2021 STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. General Purpose of the Plan; Definitions

The purpose of this 2021 Stock Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Cellectar Biosciences, Inc. (the “Company”) and its Subsidiaries (as defined below) to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Stock Appreciation Rights and Restricted Stock Units. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Subsidiary that the Holder’s employment or other relationship with the Company or any such Subsidiary should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Subsidiary) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Subsidiary or any other Subsidiary or on the Award holder’s ability to perform services for the Company or any such Subsidiary, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Subsidiary.

“Change of Control” shall have the meaning set forth in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” shall mean March 4, 2021.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted in the Over-the-Counter Market provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted in the Over-the-Counter Market, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or a Subsidiary, or otherwise currently employed by the Company or a Subsidiary, (ii) does not receive compensation, either directly or indirectly, from the Company or a Subsidiary, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K and (v) otherwise meets the requirements under applicable law and the stock exchange on which the Common Stock are then traded.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a recipient’s right to and the payment of a Performance-Based Award granted pursuant to Section 11.

“Performance Share Award” means an Award pursuant to Section 8.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“Restricted Stock Unit” means an Award granted pursuant to Section 10.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the common stock, $0.00001 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 9.

“Subsidiary” means any subsidiary corporation of the Company, as defined in Section 424 of the Code.

“Termination Date” means the date, as determined by the Committee, that an individual’s employment or service relationship, as applicable, with the Company or a Subsidiary terminates for any reason.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as a Non-Employee Director, but, except as required by law, the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

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(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards, except that repricing of Stock Options and Stock Appreciation Right and a cash buyout of underwater Stock Options for cash shall not be permitted without stockholder approval; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 2,306,666 shares, plus an additional number of shares, that are currently available under the Company’s Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”) and the Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) or may be added back to the Plan pursuant to the next sentence, in each case subject to adjustment upon changes in capitalization of the Company as provided in this Section 3. All of the shares described in the previous sentence may be granted as Incentive Stock Options. For purposes of this limitation, the shares of Stock underlying any Awards, or awards under the 2015 Plan or 2006 Plan, as applicable, which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than (i) Shares tendered as payment for an option exercise; (ii) Shares withheld to cover taxes; (iii) Shares added back that have been repurchased by the Company using stock option proceeds; and (iv) stock-settled awards where only the actual shares delivered count against the Plan) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

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(b) Change in Stock. Subject to Section 16 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares of Stock that can be granted to any one individual recipient, (iii) the maximum number of shares that may be granted under a Performance-Based Award, (iv) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation applicable to individuals set forth in the penultimate sentence of Section 3(a).

SECTION 4. Eligibility.

Incentive Stock Options may be granted to employees (including officer and directors who are also employees) of the Company or a Subsidiary, and all other Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company and its Subsidiaries (all such persons, “Eligible Persons”).

SECTION 5. Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

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(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of (or attestation to the ownership of) shares of Stock, not subject to restrictions under any Company plan, having a Fair Market Value equal in amount to the aggregate exercise price of the Options being exercised;

(ii) if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

(iii) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a Fair Market Value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Exercise Period following Termination. When an optionee’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the optionee’s Stock Options may be exercised within the period of time specified in the agreement evidencing the Option, to the extent that the Option is vested on the optionee’s Termination Date. In the absence of a specific period of time set forth in such agreement, Stock Options shall remain exercisable (to the extent vested on the optionee’s Termination Date): (i) for 90 days following the Termination Date upon retirement or any termination by us without cause; or (ii) for 30 days following voluntary termination by the optionee; or (iii) for 90 days following the Disability of the optionee; or (iv) for 180 days following the Termination Date upon termination for death; provided however that in no event shall any Option be exercisable after the expiration of the term of such Option; and provided further that in the event that an optionee’s employment with the Company or a Subsidiary has been terminated by the Company for Cause, as determined by the Committee in its sole discretion, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect.

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(h) No Dividend Rights. Prior to exercise, Stock Options shall not have a right to receive dividend payments or dividend equivalent payments.

SECTION 6. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Stockholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock Award shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f) No Dividend Rights. Unvested shares of Restricted Stock shall not have a right to receive dividend payments or dividend equivalent payments with respect to unvested shares of Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

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(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards.

A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals; provided however that the Committee, in its discretion, may provide either at the time of grant or at the time of settlement that a Performance Share Award will be settled in cash. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award (which may include, without limitation, continued employment by the recipient or a specified achievement by the recipient, the Company or any business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award or the Stock issuable thereunder. Upon the attainment of the specified performance goal shares of Stock (or cash, as applicable) shall be issued pursuant to the Performance Share Award as soon as practicable thereafter, but in no event later than two and one-half months after the calendar year in which such performance goal is attained.

SECTION 9. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock, a cash payment, or a combination of shares and cash (as provided in the Stock Appreciation Right) having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right (which exercise price shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant), multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Any Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine; provided however that the term of a Stock Appreciation Right shall not exceed ten years. Stock Appreciation Fights shall not have a right to receive dividend payments or dividend equivalent payments.

SECTION 10. Restricted Stock Units.

A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the agreement evidencing the Award) for each Restricted Stock Unit awarded to a recipient and represents an unfunded and unsecured obligation of the Company. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Committee, in its discretion, may determine either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. Except to the extent that the Committee provides otherwise, a recipient’s right in all Restricted Stock Units that have not vested shall automatically terminate immediately following the recipient’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries. Restricted Stock Units shall not have a right to receive dividend payments or dividend equivalent payments with respect to unvested shares of Restricted Stock Units.

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SECTION 11. Performance-Based Awards.

(a) Performance-Based Awards. A Performance-Based Award shall be payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Goals it selects to use for any Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Committee may not exercise such discretion in a manner that would increase the amount of the Performance-Based Award.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award, the Committee shall select the Performance Goals for such grant (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable Performance Goals.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, shall calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Period. The Committee shall then determine the actual size of each recipient’s Performance-Based Award, and, in doing so, may reduce (but not increase) or eliminate the amount of the Performance-Based Award if, in its sole judgment, such reduction or elimination is appropriate.

(d) No Dividend Rights. Performance-Based Awards shall not have a right to receive dividend payments or dividend equivalent payments.

SECTION 12. Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. The Committee may provide, in an award agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award; provided, that, in such case, the number of Shares that shall be so withheld shall be limited to the number of Shares having an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax withholding obligations determined based on an amount that is up to the applicable maximum statutory tax withholding requirements; provided, that the exercise of such discretion by the Committee would not cause an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718.

(c) Notwithstanding any provision of this Plan, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties of any kind and with respect to any tax jurisdiction that may be imposed on or for the account of such Participant in connection with the Plan.

SECTION 13. Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; and

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(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 14. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option or Stock Appreciation Right, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 3(b).

This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 15. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 16. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 16, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for termination of any Awards not exercised prior to the occurrence of a Change in Control; (iii) provide for payment to the holder of the Award of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control in exchange for cancellation of the Award; (iv) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control; (v) cause the Award to be assumed, or new rights substituted therefor, by another entity; or (vi) make such other provision as the Committee may consider equitable to the holders of Awards and in the best interests of the Company.

(b) “Change of Control” shall mean: (a) with respect to an Award that is subject to section 409A of the Code, the occurrence of any event which constitutes a change of control under section 409A of the Code, including any regulations promulgated pursuant thereto; and (b) with respect to any other Award, the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(ii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

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(iii) the closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company;

(iv) individuals who constitute the Board on the Effective Date (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(v) a complete liquidation or dissolution of the Company.

SECTION 17. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2),(3), and (4).

Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. In lieu of delivery of stock certificates, the Company may, to the extent permitted by law and the Certificate of Incorporation and by-laws of the Company, issue shares of Stock hereunder in book entry form.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy, as in effect from time to time.

(e) Lock-Up Agreement. By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

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(f) Section 409A Awards. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(g) Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17(g), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(h) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

SECTION 18. Effective Date.

The Plan is effective as of March 4, 2021, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

SECTION 19. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. NAME & ADDRESS HERE BARCODE HERE NAME & ADDRESS HERE CONTROL NUMBER Address Change: (If you noted any Address Changes above, please mark box.) ☐ CELLECTAR BIOSCIENCES, INC. ANNUAL MEETING OF STOCKHOLDERS JULY 7, 2026 AT 10:00 a.m. EASTERN TIME FOR STOCKHOLDERS OF RECORD AS OF MAY 19, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELLECTAR BIOSCIENCES, INC. Common Stock The undersigned hereby appoints James Caruso, Chad Kolean, and Asher Rubin, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of Cellectar Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Annual Meeting will be held in virtual-only format. In order to attend the meeting, you must first register at https://web.viewproxy.com/clrb/2026 by 11:59 p.m. Eastern Time on July 6, 2026. After registering, you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting and at any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES VOTED FOR THE PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, 5 AND 6. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. Signature ____________________________________________________ Date ________________________________________________________ Title__________________________________________________________ Signature (Joint Owners) ______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to www.fcrvote.com/CLRB Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided. Virtual: You must register to attend the meeting online at: https://web.viewproxy.com/clrb/2026 CONTROL NUMBER As a stockholder of record of Cellectar Biosciences, Inc. as of May 19, 2026, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on July 6, 2026.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 7, 2026: The Notice, Annual Report and Proxy Statement are available at: https://web.viewproxy.com/clrb/2026 When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted “FOR” the nominees listed in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6. The Board of Directors recommends that you vote “FOR” the two (2) nominees listed in Proposal 1. Please mark your votes like this 1. To vote upon the election of two Class III directors; NOMINEES: FOR WITHHOLD (1) Andrew Gu ☐ ☐ (2) Douglas J. Swirsky ☐ ☐ The Board of Directors recommends a vote “FOR” Proposals 2, 3, 4, 5 and 6. 2. To approve an increase in the number of shares of common stock available for issuance under our 2021 Stock Incentive Plan; FOR ☐ AGAINST ☐ ABSTAIN ☐ 3. To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; FOR ☐ AGAINST ☐ ABSTAIN ☐ 4. To approve, on a non-binding advisory basis, named executive officer compensation; FOR ☐ AGAINST ☐ ABSTAIN ☐ 5. To approve the exercise of warrants issued by the Company to purchase up to an aggregate of 39,618,078 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market LLC (the “Warrant Exercise Proposal”); and FOR ☐ AGAINST ☐ ABSTAIN ☐ 6. To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Warrant Exercise Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐ Note: The Board will transact such other business as may properly come before the meeting as determined in the discretion of the proxies.